Exhibit 99.1

NeuroMetrix Reports Q3 2016 Financial Results

•	Revenue up 65% year-over-year to $3.4 Million
•	New quarterly highs for Quell device shipments and electrode reorders
•	DPNCheck shipments reached 4 year high of 57,400 biosensors

WALTHAM, Mass.,--(BUSINESS WIRE) -- NeuroMetrix, Inc. (Nasdaq: NURO, NUROW), today reported financial and business highlights for the quarter and nine month periods ended September 30, 2016.

The Company operates in two markets - wearable therapeutic technology and point-of-care diagnostic tests. The Company’s two primary products are Quell® and DPNCheck®. Quell is an over-the-counter wearable neurostimulation device for treating chronic pain that was launched in Q2 2015. DPNCheck is a point-of-care diagnostic device that provides accurate and cost-effective screening, diagnosis and monitoring of peripheral neuropathies including diabetic peripheral neuropathy (DPN).

Recent Highlights:

•	Quell shipments totaled 12,086 devices and 14,391 electrode reorder packages with a total invoiced value of $2.90 million in Q3 2016. This was an increase from 11,201 devices and 10,237 electrode reorder packages with a total invoiced value of $2.53 million in Q2 2016.
•	The Company announced that a clinical study by Brigham and Women’s Hospital in Boston will assess the utility of Quell technology in patients with chronic low back pain.
•	DPNCheck shipments in Q3 2016 reached a 4 year high of 57,400 biosensors, up 45% from 39,500 biosensors in Q3 2015.
•	Final DPNCheck regulatory approval was obtained from the China Food and Drug Administration.
•	A patent was issued in China for the core DPNCheck technology.

"We are pleased with our progress in the third quarter. Our marketing focus for Quell continues to be on building widespread brand awareness through TV and on-line promotion, as well as developing retail channel experience," said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. "We are optimistic that the next phase of retail expansion will occur in the first half of 2017. Our DPNCheck efforts remain centered on building the Medicare Advantage business along with international expansion in partnership with local distributors. We are collaborating with Omron Medical Devices (Beijing) Co., Ltd. to launch DPNCheck into the large China diabetes market. We are planning a limited launch this quarter followed by broader market roll-out starting in the first half of 2017.”

Financial Highlights:

The Company reported its financial highlights results for Q3 2016. Total revenues were $3.39 million versus $2.05 million for Q3 2015, an increase of 65%. Gross margin was 40.1% of total revenues, reduced from 45.5% in Q3 2015, reflecting a higher weighting of lower margin Quell devices as the Company builds its installed base. Operating expenses increased to $5.33 million compared to $4.29 million in Q3 2015, reflecting Quell marketing and promotion. Loss from operations was $3.97 million in Q3 2016 versus $3.36 million Q3 2015. After interest income and changes in fair value of warrant liabilities, net loss per common share was $0.76 in Q3 2016 and $1.06 in Q3 2015. Net cash usage in Q3 2016 was $3.76 million, down from $4.20 million in Q2 2016. The Company ended Q3 2016 with cash and cash equivalents of $7.57 million.

For the nine months ended September 30, total revenues were $8.31 million in 2016 compared to $4.56 million in 2015. Loss from operations was $12.34 million for the nine months ended September 30, 2016 versus $9.96 million for the nine months ended September 30, 2015. After interest income, changes in fair value of warrant liabilities and deemed dividend earnings per share charges related to equity offerings, net loss per common share was $7.01 in the nine months ended September 30, 2016 and $4.06 in the nine months ended September 30 2015.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, October 20, 2016 at 8:00 a.m., Eastern Time. To access the call in the United States, dial (844) 787-0799 and use the confirmation code 89762513. Internationally, the conference call may be accessed by dialing (661) 378-9630 and using the same confirmation code. The call will also be webcast and will be accessible from the Company's website at http://www.NeuroMetrix.com under the "Investor Relations" tab. A replay of the conference call will be available starting two hours after the call by dialing 855-859-2056, domestically and 404-537-3406, internationally. The confirmation code to access the replay is 89762513. The replay will be available for one week after the conference call.

About NeuroMetrix

NeuroMetrix is a commercial stage, innovation driven healthcare company combining bioelectrical and digital medicine to address chronic health conditions including chronic pain, sleep disorders, and diabetes. The company's lead product is Quell, an over-the-counter wearable therapeutic device for chronic pain. Quell is integrated into a digital health platform that helps patients optimize their therapy and decrease the impact of chronic pain on their quality of life. The company also markets DPNCheck®, a rapid point-of-care test for diabetic neuropathy, which is the most common long-term complication of Type 2 diabetes. The company maintains an active research effort and has several pipeline programs, including a therapeutic device for restless leg syndrome. The company is located in Waltham, Massachusetts and was founded as a spinoff from the Harvard-MIT Division of Health Sciences and Technology in 1996. For more information, please visit www.NeuroMetrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations regarding the business, as well as events that could have a meaningful impact on the company’s revenues. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, estimates of future performance, and the ability to successfully develop, receive regulatory clearance, commercialize and achieve market acceptance for any products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins

SVP and Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.

Condensed Statements of Operations

(Unaudited)

	Quarters Ended September 30,		Nine months Ended September 30,
	2016	2015	2016	2015

Revenues	$3,389,427	$2,054,432	$8,312,096	$4,562,379

Cost of revenues	2,031,823	1,119,186	5,086,706	2,351,479

Gross profit	1,357,604	935,246	3,225,390	2,210,900

Operating expenses:
Research and development	1,202,651	940,794	3,487,291	2,825,589
Sales and marketing	2,959,311	1,965,627	8,199,469	5,183,595
General and administrative	1,165,815	1,386,170	3,882,461	4,157,082

Total operating expenses	5,327,777	4,292,591	15,569,221	12,166,266

Loss from operations	(3,970,173)	(3,357,345)	(12,343,831)	(9,955,366)

Interest income	5,772	1,761	17,030	3,350
Change in fair value of warrant liability	56,248	151,806	227,873	3,473,804

Net loss	$(3,908,153)	$(3,203,778)	$(12,098,928)	$(6,478,212)

Net loss per common share applicable to common stockholders, basic and diluted	$(0.76)	$(1.06)	$(7.01)	$(4.06)

NeuroMetrix, Inc.

Condensed Balance Sheets

(Unaudited)

	September 30, 2016	December 31, 2015

Cash and cash equivalents	$7,568,186	$12,462,872
Other current assets	3,024,234	2,749,509
Noncurrent assets	756,312	887,220
Total assets	$11,348,732	$16,099,601

Current liabilities	$3,586,761	$3,256,590
Common stock warrants	52,430	280,303
Stockholders’ equity	7,709,541	12,562,708
Total liabilities and stockholders’ equity	$11,348,732	$16,099,601